UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)		78216-6999 (Zip Code)

(210) 828-8484
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      Tesoro Corporation (the “Company”) entered into consulting agreements (the “Agreements”) with James C. Reed, Jr. and Thomas E. Reardon effective March 1, 2005. Both Mr. Reed’s employment, as Executive Vice President, General Counsel and Secretary, and Mr. Reardon’s employment, as Executive Vice President, Human Resources, terminated by voluntary retirement on February 28, 2005. The term of the Agreements begins on March 1, 2005 and continues through February 28, 2006 with monthly renewal provisions thereafter. The Agreements provide that both Messrs. Reed and Reardon will be available within reason for consulting services up to forty-eight hours each calendar month during the term. The Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Consulting Agreement between the Company and James C. Reed, Jr. dated effective March 1, 2005.
10.2	Consulting Agreement between the Company and Thomas E. Reardon dated effective March 1, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2005

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1	Consulting Agreement between the Company and James C. Reed, Jr. dated effective March 1, 2005.
10.2	Consulting Agreement between the Company and Thomas E. Reardon dated effective March 1, 2005.

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